Exhibit 10.25

SEVERANCE AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS

     The intent of this Agreement and Release is to mutually, amicably and finally resolve and compromise all issues and claims surrounding the employment of PHILLIPS W. SMITH, (the "Employee") by ZYCAD CORPORATION, (the "Company") and the termination thereof. The execution of this Agreement shall not in any way be considered an admission of any liability on the part of the Company.

1. The Employee has notified the Company that he is retiring and that his employment with the Company is being voluntarily terminated effective SEPTEMBER 30, 1997. In exchange for the Release described below, the Company agrees to pay Employee the severance package as described in Section 2 below. This amount includes money which is not due to him now, or in the future, and which is valuable consideration for the promises and undertakings set forth herein.

2.   SEVERANCE PAY:
     The Company will pay Employee Severance Pay consisting of the following:

6 months base salary                         $120,000
Cash in lieu of 7,500 warrants               $ 10,000
                                             --------
               Sub-Total                     $130,000

3.   BONUSES

Bonus under Stock Option Bonus Plan          $ 47,000
Bonus for IKOS settlement                    $ 73,000
                                             --------
               Sub-Total                     $120,000

               Grand Total                   $250,000

4.   PAYMENT SCHEDULE:
     The Company will pay Employee the Severance Pay and Bonuses specified above over a period of twenty-four (24) months beginning OCTOBER 1, 1997 and continuing through SEPTEMBER 30, 1999 (the "Severance Period") at the rate of $10,416.67 per month payable on the 15th and last day of each month during which time Employee shall be deemed an inactive employee. Severance payments do not include FSA, car plan payments, bonuses, or any other monies.

5.   GROUP INSURANCE:
     Employee's group coverage for medical, dental, life and AD&D will remain in effect through SEPTEMBER 30, 1999 at which time you may elect continuation coverage through COBRA. The Company will cease paying the premiums for any supplemental life insurance on September 30, 1997.

6.   401(k) PLAN:
     Employee's participation in Zycad's 401(k) Plan will cease upon termination of Severance Pay as stated above. The Company will not be liable for matching contributions after SEPTEMBER 30, 1997. Employee may receive a lump sum distribution for the amount of Employee's vested account balance within approximately 90 days after ceasing participation in the Plan. If Employee's vested account balance is greater than $3,500, Employee may elect to leave his money in the Plan.

7.   STOCK OPTIONS:
     Employee has exercised all his stock options and there are no stock options outstanding.

8.   DEATH:
     In the event Employee dies during the Severance Period, any unpaid Severance Pay and Bonuses shall be paid to the Phillips W. Smith Family Trust.

9.   CONFIDENTIALITY:
     Employee agrees that the terms and conditions of this Agreement are strictly confidential and shall not be disclosed to any other persons except his counsel, immediate family, financial advisor or as required by applicable law.

10.  RELEASE:
     In consideration for the payment and undertakings described above Employee, his representatives, successors, and assigns, do hereby completely release and forever discharge, the Company, its parent, affiliated and subsidiary corporations, and its shareholders, officers and all other representatives, agents, directors, employees, successors and assigns, from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, know or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with the employment relationship between the parties, any actions during the relationship, or the termination thereof, including but not limited to all "wrongful discharge" claims; and all claims relating to any contracts of employment, express or implied; any tort of nature; any federal, state, or municipal statute or ordinance; any claims under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, 42 U.S.C. Section 1981 and any other laws and regulations relating to employment discrimination any and all claims for attorney's fees and costs.

11.  STATUTORY NOTICE
     Employee has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Having been so apprised, he nevertheless hereby voluntarily elects to, and does, waive the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, KNOWN or UNKNOWN, from the subject of this Agreement.

12.  ENTIRE UNDERSTANDING:

     This Agreement constitutes the entire understanding of the parties on the subjects covered. Employee expressly warrants that he has read and fully understands this Agreement; that he has had the opportunity to consult with legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; that he is not executing this Release in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Release voluntarily, free of any duress or coercion.

          ZYCAD CORPORATION

September 30, 1997                By:  /s/ JAMES R. FIEBIGER
----------------------------           -----------------------------
                                  President & CEO

                   EMPLOYEE

September 30, 1997                By:       /s/ PHILLIPS W. SMITH
----------------------------          ------------------------------